Exhibit 10.3

Execution Version

AMENDED AND RESTATED 2018 STOCK INCENTIVE PLAN OF

RESIDEO TECHNOLOGIES, INC. AND ITS AFFILIATES

OMNIBUS AMENDMENT TO PERFORMANCE STOCK UNIT AGREEMENTS

This Amendment dated [DATE], 2022, amends the terms and conditions of the performance stock unit award agreements governing the terms of all performance stock units (PSUs) that have been granted under the Amended and Restated 2018 Stock Incentive Plan of Resideo Technologies, Inc. and its Affiliates (the “Plan”) before the date hereof, by Resideo Technologies, Inc. (the “Company”), and you, as a holder of one or more PSUs (“Participant”). Unless otherwise defined in this Amendment, the capitalized terms used herein shall have the definitions set forth in the Plan or the Award Agreement.

RECITALS

A. Prior to the date hereof, Participant and the Company had entered into one or more Performance Stock Unit Agreements (the “Agreements”) providing Participant the opportunity to be paid an award of Company Common Stock with a target number of shares to be received on the terms set forth in the Agreement (the “Award”).

B. The Committee is empowered pursuant to Section 3.2 of the Plan to amend, without Participant consent, the terms of any award previously granted under the Plan.

C. The Committee has approved an amendment to each outstanding Performance Stock Unit Agreement issued under the Plan to increase the amount of the Award which shall vest in the event of certain terminations of the Participant’s service following a Change in Control.

D. Previously, the Award Agreement provided that if, on or after a Change in Control, the Participant incurs an involuntary Termination of Service not for Cause or a voluntary Termination of Service for Good Reason (a “Double Trigger”) during the two-year period following the Change in Control and before the Performance Cycle has ended, the Participant will receive a Target Award pro-rated to reflect the portion of the Performance Cycle which had elapsed prior to the Termination of Service. This Amendment amends the Award in this situation so that the Participant will receive the entire Target Award rather than a pro-rated portion of the Target Award in the event of a Double Trigger.

AMENDMENT

The Award Agreement is hereby amended by replacing the “Rollover of Performance Awards” section of each Agreement in its entirety with the following:

“Rollover of Performance Awards. If adjusted or exchanged pursuant to the Plan, Performance Stock Units that have not vested or terminated as of the date of the Change in Control will continue to vest in accordance with the schedule described in Section 7 of this Agreement (or as adjusted if more favorable) and, if applicable, be subject to proration as provided in Section [9/10]; provided, however, that (x) if, on or after the Change in Control, you incur an involuntary Termination of Service not for Cause (as defined in Section 2 of the Plan) or a voluntary Termination of Service for Good Reason

(as defined in Section 2 of the Plan) on or before the second anniversary of the date of the Change in Control and after the Performance Cycle has ended, your unpaid Actual Award will immediately vest in full and be settled no later than the earlier of 90 days after the Termination of Service or two and one-half months after the end of the calendar year in which the Termination of Service occurs, or (y) if, on or after the Change in Control, you incur an involuntary Termination of Service not for Cause (as defined in Section 2 of the Plan) or a voluntary Termination of Service for Good Reason (as defined in Section 2 of the Plan) during the two-year period following the Change in Control and before the Performance Cycle has ended, your Target Award will be settled no later than the earlier of 90 days after the Termination of Service or two and one-half months after the end of the calendar year in which the Termination of Service occurs.

Except as expressly amended hereby, the terms of the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the Company has caused this Amendment to be duly executed by its officer thereunto duly authorized as of the date referred to above.

Resideo Technologies, Inc.

By: ______________________________

Name:

Title: